Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize Thomas J. Shara and Joseph F. Hurley to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Shara and Joseph F. Hurley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of February 14, 2017.

Signatures	Title

/s/ Bruce D. Bohuny Bruce D. Bohuny	Director

/s/ Mary Ann Deacon Mary Ann Deacon	Director

/s/ Edward B. Deutsch Edward B. Deutsch	Director

/s/ Brian Flynn Brian Flynn	Director

/s/ Mark J. Fredericks Mark J. Fredericks	Director

/s/ Janeth C. Hendershot Janeth C. Hendershot	Director

/s/ Lawrence R. Inserra, Jr. Lawrence R. Inserra, Jr.	Director

/s/ Thomas J. Marino Thomas J. Marino	Director

/s/ Robert E. McCracken Robert E. McCracken	Director

/s/ Robert B. Nicholson, III Robert B. Nicholson, III	Director

/s/ Joseph P. O’Dowd Joseph P. O’Dowd	Director

/s/ Thomas J. Shara Thomas J. Shara	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen R. Tilton, Sr. Stephen R. Tilton, Sr.	Director

/s/ Joseph F. Hurley Joseph F. Hurley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas Splaine Thomas Splaine	First Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)